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                                                                Exhibit 10.4

                                   FIRST AMENDMENT
                                        to the
                              1995 EQUITY INCENTIVE PLAN
                              of the Grand Union Company

1.   Amend the first paragraph of section 3 to read as follows:

    The Plan will be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall consist of at least two directors, all of whom shall be disinterested persons within the meaning of Rule 16b-3 under the 1934 Act. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.


2.   Amend the last paragraph of section 4 to read as follows:

    Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted under the Plan to any Participant is 500,000. For purposes of this paragraph, except as otherwise provided in regulations or other guidelines issued under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), any repricing of an Option or Stock Appreciation Right shall be treated as an original grant.


    3.   Amend Sections 7.3 in its entirety to read as follows:

          (a) Subject to paragraph (c) below, as of the twentieth (20th) trading day prior to the effective date of a Change of Control, (1) each outstanding Option and each outstanding Stock Appreciation Right shall become exercisable in full, (2) the restrictions shall be removed from each outstanding share of Restricted Stock, (3) the Company shall make all payments and provide all benefits under each outstanding Deferred Stock Award, Performance Award, and Supplemental Grant which would have been made or provided with the passage of time had the transaction not occurred and the Participant not suffered a Status Change (or died), (4) subject to paragraph (c) of this section, the Company shall pay to each holder of Options and Restricted Stock whose Options (other than ISOs granted prior to July 1, 1996) and Restricted Stock have been terminated, an amount equal to the Award Value with respect to such Options or Restricted Stock, such payment


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    to be made by cash or certified check within 30 days after the Change in
    Control, and (5) the Committee may, in its sole discretion, forgive all or any portion of the principal of or interest on a Loan. For purposes of this section, the Award Value shall be determined as the difference between
    (i) the exercise price of the Option or the purchase price of the Restricted Stock and (ii) the Market Price, times (iii) the number of shares covered by the Option or the Restricted Stock award, as the case may be. The Market Price shall be determined as the average of the fair market value of the Stock for the period of twenty (20) trading days ending on the effective date of the covered transaction.

         (b) "Change of Control" means any of the following: (1) any person, entity or Group (persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company; (2) a consolidation, merger, or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board or nomination for election by stockholders was approved by 2/3 of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board then in office; or (4) any order, judgment or decree of dissolution or split-up of the Company, and such order remains undischarged or unstayed for a period in excess of 60 days. For purposes of this provision, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board of Directors, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board of Directors.

         (c) Notwithstanding the foregoing, the termination of Options and the payment of Option Values described in paragraph (a) of this section shall not apply with respect to any transaction in which the holder of an Option or Restricted Stock receives either: (i) replacement options or restricted stock, as the case may be, allowing the holder to receive, on the same terms as in the original Option or Restricted Stock, the greatest amount of securities, cash or other property to which such holder would have been entitled as a holder of Common Stock upon consummation of the transaction if such holder had exercised the rights represented by the Option or restricted stock held by such holder immediately prior to the transaction, or (ii) if pooling of interests is a condition of the transaction, a replacement equity interest which enables the transaction to qualify for pooling of interests.


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4.   Amend the second sentence of section 7.2(a) to read as follows:

    Any ISOs granted prior to July 1, 1996 that were immediately exercisable prior to the Status Change will continue to be exercisable for a period of three months from the date of the Status Change and shall thereupon terminate unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Option. Any other Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of one year from the date of the Status Change (or such other period as the Committee may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award.

5.   Amend section 8.5 to read as follows:

         Unless otherwise provided in the Participant's agreement, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

6.   Amend the last sentence of section 7.2(a) to read as follows:

         For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of
    (i) a sick leave or other bona fide leave of absence of one year or less or approved for purposes of the Plan by the Committee, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.


                                  THE GRAND UNION COMPANY
                                  by action of the Board of Directors



Dated:
         ------------------       ---------------------------
                                  John W. Schroeder
                                  Assistant Secretary




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